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                                                                   Exhibit 19(b)
                          DRESDNER RCM GLOBAL FUNDS, INC.

                                 POWER OF ATTORNEY

The person whose signature appears below hereby authorizes George A. Rio, Margaret Chambers, Karen Jacoppo-Wood and Douglas Conroy, or any of them, as attorney-in-fact, with full power and authority, in his or her discretion, to execute, deliver, on his behalf individually, and in the capacity stated below, any registration statement or amendment to a registration statement (including post-effective amendments) and to file the same, with all exhibits thereto, with the Securities and Exchange Commission and any other regulatory agency.

The Power of Attorney hereby is effective immediately and will continue until it is revoked. By accepting or acting under the appointment, the agent assumes the fiduciary and other legal responsibilities of an agent.

IN WITNESS WHEREOF, this Power of Attorney is executed on December 31, 1998


/s/George A. James
   ---------------
George A. James
Director